Exhibit 99.1

Alliance Entertainment We bring entertainment to you! Investor Presentation | January 8, 2024 NASDAQ: AENT

Legal Disclaimer 2 This presentation (together with oral statements made in connection herewith, this “Presentation”) is for informational purposes only . This Presentation shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful . No representations or warranties, express or implied are given in, or in respect of, this Presentation . Although all information and opinions expressed in this Presentation, including industry and market data obtained from third - party industry publications and sources as well as from research reports prepared for other purposes, were obtained from sources believed to be reliable and are included in good faith, Alliance Entertainment Holding Corporation (“Alliance”) has not independently verified the information obtained from these sources and cannot assure you of the information’s accuracy or completeness . This information is subject to change . Some data are also based on the good faith estimates of Alliance, which are derived from their respective views of internal sources as well as the independent sources described above . Nothing herein should be construed as legal, financial, tax or other advice . You should consult your own advisers concerning any legal, financial, tax or other considerations concerning the opportunity described herein . The general explanations included in this Presentation cannot address, and are not intended to address, your specific investment objectives, financial situations or financial needs . Nothing contained herein shall be deemed a recommendation to any party to enter into any transaction or take any course of action . Forward Looking Statements Certain statements included in this Presentation that are not historical facts are forward - looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995 . Forward - looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters . These forward - looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity . These statements are based on various assumptions, whether identified in this Presentation, and on the current expectations of Alliance’s management and are not predictions of actual performance . These forward - looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability . Actual events and circumstances are difficult or impossible to predict and will differ from assumptions . Many actual events and circumstances are beyond the control of Alliance . These forward - looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions ; risks related to the rollout of Alliance’s business and the timing of expected business milestones ; the effects of competition on Alliance’s future business ; risks and failure by Alliance to meet the covenant requirements of its revolving credit facility, our ability to issue equity or equity - linked securities or obtain debt financing in the future, and the potential negative effect on the price and liquidity of Alliance’s securities and those factors discussed in Alliance’s Annual Report on Form 10 - K for the fiscal year ended June 30 , 2023 under the heading “Risk Factors” . Additional risks related to Alliance’s business in particular include, but are not limited to competition, the ability of Alliance to grow and manage growth profitably, the ability of Alliance to maintain relationships with customers and suppliers and retain key employees ; changes in the applicable laws or regulations ; the possibility that Alliance may be adversely affected by other economic, business, material weaknesses in Alliance’s internal control over financial reporting, and/or competitive factors . There may be additional risks and uncertainties that Alliance does not presently know or currently believes are immaterial that could cause actual results to differ from those contained in the forward - looking statements . Such risk factors also include, among others, future growth expectations and acquisitions ; specific economic conditions in the United States ; changes in laws and regulations ; potential liability from future litigation ; the diversion of management time on acquisitions and integration related issues ; modifications or adjustments to Alliance’s financial statements as a result of applicable securities laws ; and general economic conditions . Most of these factors are outside Alliance’s control and are difficult to predict .

Legal Disclaimer - Continued 3 Non - GAAP Financial Measures In addition to financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”) . s ome of the financial information and data contained in this Presentation, such as Adjusted EBITDA, EBITDA - CapEx and EV/EBITDA, has not been prepared in accordanc e with GAAP. Alliance believes these non - GAAP measures of financial results provide useful informant to management and investors regarding certain financial an d business trends relating to Alliance’s financial condition and results of operations. Alliance’s management uses these non - GAAP measures for trend analyses, for purposes of determining management incentive compensation, and for budgeting and planning purposes. Alliance believes that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluati ng operating results and trends in and in comparing Alliance’s financial measures with other similar companies, many of which present similar non - GAAP financial me asures to investors. Management does not consider these non - GAAP measures in isolation or as an alternative to financial measures determined in accor dance with GAAP. The principal limitation of these non - GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Alliance’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgme nts by management about which expense and income are excluded or included in determining these non - GAAP financial measures. Accordingly, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including companies in our industry, because other companies may calculate Adjusted EBITD A i n a different manner than we calculate this measure. In order to compensate for these limitations, management presents non - GAAP financial measures in connec tion with GAAP results. In evaluating Adjusted EBITDA and EBITDA, you should be aware that in the future we may or may not incur expenses similar to som e o f the adjustments we have reported. Our presentation of Adjusted EBITDA and EBITDA does not imply that our future results will be unaffected by these adj ustments or any unusual or non - recurring items. You should review Alliance’s audited financial statements, which have been included in the Annual Report on Form 10 - K for the fiscal year ended June 30, 2023 . Trademarks This Presentation contains trademarks, service marks, trade names, and copyrights of Alliance, and other companies, which are th e property of their respective owners. The use or display of third parties’ trademarks, service marks, trade name or products in this Presentation is not in ten ded to, and does not imply, a relationship with Alliance, or an endorsement of sponsorship by or of Alliance. Solely for convenience, the trademarks, servi ce marks and trade names referred to in this Presentation may appear with the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Al liance will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trad e n ames. The information contained herein is as of January 08, 2024, and does not reflect any subsequent events.

WE BRING ENTERTAINMENT TO YOU! Alliance Entertainment stocks the world’s largest selection of music, movies, video games, collectibles, toys and consumer electronics 4 • Trusted omni channel supplier to Walmart, Amazon, Best Buy, Costco, Target, Kohl’s, BJ’s, Meijer, Barnes & Noble, and 2,000 others. • Trusted distributor for Disney, Paramount, Sony, Warner, Universal, Microsoft, Nintendo, Activision, Electronic Arts, Mattel, Hasbro, Funko, and 600 others. • Alliance Entertainment has grown to over $1.1 billion in annual revenue (FYE 6/30/23) and employs over 1,000 team members, with over 200 online customers and ships to more than 35,000 storefronts in 72 countries, and distributes over 350,000 in stock SKUs to the largest retailers in the world • Continued growth and acquisitions to expand selection and gain market share, enter new markets and continue diversification while maintaining fiscal responsibility • Exclusive Physical Distributor of Music and Video through our Amped (Music) and Distribution Solutions (Video) divisions with a growing $200M of our $1.1B annual revenue in exclusive distribution and licensing future physical media content to grow market share. • Exclusive video licensing through Mill Creek Division. Video content licensed from Disney, Sony, Universal, Lionsgate, CBS, and others. All entertainment labels, studios, publishers, creators, and licensors want and trust Alliance to sell their products; and all entertainment retailers, websites, and importers worldwide rely on Alliance to stock the world’s largest selection of entertainment products

Direct - to - Consumer (DTC) & eCommerce Alliance is a leading Direct - to - Consumer (DTC) and eCommerce provider for the entertainment industry We are the gateway between brands and retailers 5 600+ Vendors 200+ Online Customers & Ships to Over 35,000 Storefronts 350K SKU’s in Stock

Sales by Configuration 6 (In Thousands) Sales by Configuration Quarter Ended 09 - 30 - 2023 Fiscal Year Ended 06 - 30 - 2023 Fiscal Year Ended 06 - 30 - 2022 Fiscal Year Ended 06 - 30 - 2021 Fiscal Year Ended 06 - 30 - 2020 Gaming $52,600 23.2% $391,308 33.8% $557,658 39.3% $497,817 37.6% $108,735 14.0% Vinyl $67,271 29.7% $324,141 28.0% $329,202 23.2% $288,326 21.8% $158,633 20.5% DVD/Blu - ray/UltraHD $54,467 21.4% $189,997 16.4% $272,921 19.3% $300,522 22.7% $283,371 36.5% CD $33,128 14.6% $127,999 11.0% $151,583 10.7% $148,263 11.2% $164,728 21.2% Collectibles, Toys & Consumer Products $10,638 4.7% $79,524 6.9% $57,980 4.1% $40,729 3.1% $17,591 2.3% Freight $3,596 1.6% $21,091 1.8% $21,682 1.5% $22,260 1.7% $19,138 2.5% Exclusive Distribution Fees $3,575 1.6% $16,269 1.4% $17,874 1.3% $17,460 1.3% $17,430 2.2% Digital Delivery $7,319 3.2% $8,393 0.7% $8,476 0.6% $8,191 0.6% $5,967 0.8% Grand Total $226,755 100.0% $1,158,722 100.0% $1,417,377 100.0% $1,323,567 100.0% $775,596 100.0% The global b rand l icensing m arket is projected to grow from USD 274.9 billion in 2022 to USD 385.4 billion by 2027 at a CAGR of 4.1% from 2022 to 2027. The global vinyl records market size is estimated to grow by USD 663.77 million from 2022 to 2027, according to Technavio. $- $50,000 $100,000 $150,000 $200,000 $250,000 $300,000 $350,000 $400,000 $450,000 $500,000 $550,000 $600,000 Quarter Ended 9-30-2023 Fiscal Year Ended 6-30-2023 Fiscal Year Ended 6-30-2022 Fiscal Year Ended 6-30-2021 Fiscal Year Ended 6-30-2020 In Thousands Gaming Vinyl DVD/Blu-ray/UltraHD CD Collectibles, Toys & Consumer Products Freight Exclusive Distribution Fees Digital Delivery

Exclusive Distribution in Excess of $200M Annually

Our exclusive distribution is a big focus and huge growth opportunity for Alliance Entertainment. Studios and labels which have moved to Distribution Solutions, AMPED, and Mill Creek divisions see increases in sales because of the industry's largest customer base, including retailers and websites filled with Alliance DTC capabilities.

DISTRIBUTION SOLUTIONS
a division of Alliance Entertainment

Distribution Solutions(DS) is a division of Alliance that has over 65 significant video studios that by Exclusive contract rely on Distribution Solutions to manufacture, supply, and market video products.

- DS has direct sales accounts with Amazon, Walmart, Target, Best Buy, and many other significant customers. Smaller non-direct accounts are sold through Alliance Entertainment.
- All product is held on consignment in the Alliance warehouse. By having all the product in stock, it maximizes the "in stock" buy buttons on all retailers' websites as well.
- DS, through Alliance, has significantly larger distribution channels of retailers and CDF for websites than any major studio can offer.
- DS was acquired from Sony Picture in 2018, in the last 5 years net sales have doubled organically.
- DS also developed digital video distribution with FY '23 digital revenue of $8.4M.
- Physical net sales for FY '23 was approximately $125M.

AMPED

AMPED is a division of Alliance that has more than 90 labels that by Exclusive contract rely on AMPED to supply and market music (Vinyl and CD).

- AMPED sells and markets music through Amazon, Walmart, Target, Best Buy and over 1000 independent music stores in the U.S.
- All product is held on Consignment in the Alliance warehouse. By having all the product in stock, it maximizes the "in stock" buy buttons on all retailers' websites as well.
- Because Alliance can offer direct to store and state of the art ecommerce fulfillment AMPED has become the go to Independent distributor to maximize a labels physical sales.
- AMPED was organically grown over the last 10 years and in FY '23 exceeded $75M in net sales.

MILL CREEK ENTERTAINMENT

Mill Creek is a division of Alliance that Exclusively licenses video content from studios to create, manufacture, market and sell video DVD's.

- Video content licensed from Disney, Sony, Universal, Lionsgate, CBS and significant independent studios.
- Mill Creek's product is then sold through Distribution Solutions direct to major retailers.
- A recent title with Nefarious released in June contributed over $5M of digital revenue in the first 90 days of release. The title's DVD was distributed to retailers in August 2023.

7

Acquisition History 2013 Music & Video Distribution • Super D acquires Alliance Entertainment becoming the largest music and video distributor • The first major step in consolidating the 3 main packaged media categories. Super D rebrands to Alliance Entertainment post acquisition 2016 Music & VMI • AN Connect Acquisition • Walmart & Best Buy accounts added • Vendor Managed Inventory system and software systems acquired, providing Alliance with a critical addition to its service offering 2018 Gaming • Mecca Acquisition • Microsoft, Sony, and Nintendo suppliers added • Alliance enters the gaming space, expanding its already diverse physical media product offering 2018 Video Exclusive Distribution • Distribution Solutions Acquisition • Walmart, Amazon, Target, and Best Buy Video Movie Supplier Numbers added • 20 exclusive video distribution studios acquired 2020 Gaming • COKeM Acquisition • Walmart, Best Buy, Target, GameStop, Kohls, and Costco accounts added • Alliances adds the leading gaming distributor with significant store and DTC sales 2022 Toys & Collectibles • Think 3Fold Acquisition • Walmart expansion • Alliance adds collectible toys with 4 feet of shelf space in 3,900 Walmart stores 2023 Public Listing • Alliance consummates merger with Adara Acquisition Corp. to become a publicly traded company • Listed on NASAQ as AENT 8

SERVICE Product and eCommerce distribution and inventory solutions TECHNOLOGY State - of - the art systems and facilities SELECTION One of the largest physical media and entertainment product distributors Alliance provides traditional retailers with world class eCommerce abilities, leveling the playing field Alliance has specialized in providing superior: 9

MERCHANDISING SERVICES & IN - STORE OPERATIONS INVENTORY & PRODUCT PLACEMENT OMNI - CHANNEL STRATEGY SUPPORT AUTOMATED DTC PROCESS INVENTORY & CATEGORY MANAGEMENT SYSTEMS Alliance provides efficient, Omni - Channel expansion solutions for retailers eCommerce & DTC Vendor Managed Inventory Alliance provides a full, enterprise - level infrastructure and drop ships orders directly to consumers on behalf of its customers . The entire ordering, confirmation and invoicing process is automated . The functionality allows customers to focus on sales while Alliance performs all stocking, warehousing and shipping functions . END - TO - END ECOMMERCE SOLUTION Alliance is a leader in vendor managed inventory solutions providing solutions tailored to customers to support their inventory needs . These value - add services provide a highly technical, critical business function for partners . Service 10

Alliance consolidates and distributes a vast portfolio of entertainment products, while its proprietary database powers retailers’ online music and gaming offerings Gaming Products DVD & Blu - Ray CD Consumer Products Currently over 350,000 SKUs in stock Selection Vinyl Retro Arcades 11

Technology

Alliance is investing in enhancements to its automated handling equipment capable of reducing shipping times, streamlining order processing, and improving overall warehouse management.

AutoStore Automated Storage & Retrieval System

Alliance completed installing an AutoStore Automated Storage & Retrieval System for its Shepherdsville warehouse as of January 2023. This system has improved Alliance's warehouse operations, allowing the Company to achieve increased levels of speed, reliability, capacity, and precision, resulting in significant cost savings. With a 22,200 sqft. footprint and 52,325 total bins, the AutoStore system can hold up to 66 lbs. of product per bin. Each bin allows for up to 8 unique SKUs. Working in combination with current pallet picking and case picking out of the warehouse's mezzanine, the AutoStore system has a pick rate of 2,000 lines per hour across 7 picking ports.









Click Icon Below For Video

Installing Of AutoStore in KY

Sortation of Vinyl on 1 of 6 sorters

Manufacture on Demand MOD

Increased Storage Capacity

Significant Cost Savings

Improved Energy Efficiency

24/7 Access

12

Shakopee, MN 220K Sqft Facility Shepherdsville, KY 873K Sqft Facility Distribution Center • Shepherdsville, KY • Shakopee, MN • Dallas, TX • Los Angeles, CA • Charlotte, NC Offices • Bentonville, AR • Itasca, IL • Irvine, CA • Sacramento, CA • EI Segundo, CA • Minneapolis, MN • Shepherdsville, KY • Sunrise, FL Strategically Located Operations Through its highly skilled workforce and tech enabled facilities, Alliance has established a strong fulfillment and distribution infrastructure that allows Alliance to achieve industry leading speed and accuracy metrics. Click Icons for Videos 13

Financial Summary

REVENUES

$1.15 BILLION FY 2023

Alliance has grown revenues by expanding its customer base and product offering, and through several successful acquisitions.

MATURE REVENUE BASE

FORTUNE 100 CUSTOMERS

Alliance has developed years-long relationships as the gateway between the world's biggest brands in the entertainment business, including Microsoft, Sony Pictures, The Walt Disney Studios, Universal Music Group and Warner Bros., and a strong customer base that includes Fortune 100 retailers such as Amazon, Best Buy, Costco, Target and Walmart.

LEADER IN THE SPACE

INTERNATIONAL FOOTPRINT

Alliance is a premier international distributor of music, movies, video games and consumer electronics, with over 200 online customers and ships to more than 35,000 storefronts in 72 countries, and distributes over 350,000 in stock SKUs across North America to the largest retailers in the world.

REVENUE

($ in millions, Fiscal Year Ended 6/30)



$776
$1,324
$1,417
$1,158
$227
FY20
FY21
FY22
FY23
Q124

ADJUSTED EBITDA[1]

($ in millions, Fiscal Year Ended 6/30)



$33
$69
$60
$(17)[2]
$1
FY20
FY21
FY2
FY23
Q124

ADJUSTED EBITDA MARGIN	**4.2%**	**5.2%**	**4.2%**	**-2.3%**	**0.6%**

1. A reconciliation of Adjusted EBITDA to GAAP Net Income is provided on Exhibit 1.
2. Adjusted EBITDA for the 12 months ended June 30, 2023, includes excessive transportation costs, markdowns and other arcade related costs of $35.8M outlined on slide 18.

14

Income Statement[1]

($ in 000's)

	Quarter Ended	Fiscal Year			
	09-30-2023	06-30-2023	06-30-2022	06-30-2021	06-30-2020
Revenue	$226,755	$1,158,722	$1,417,377	$1,323,567	$775,596
YoY Revenue Growth %		*-18.3%*	*7.1%*	*70.7%*	*3.9%*
Cost of Goods Sold	200,501	1,054,788	1,234,995	1,140,885	656,485
Gross Profit	103,934	$103,934	$182,382	$182,682	$119,111
Gross Profit %	*9.0%*	*9.0%*	*12.9%*	*13.8%*	*15.4%*
Operating Expenses:					
Distribution and Fulfilment Expense	11,714	62,841	64,260	56,885	35,877
Selling, General and Administrative	14,439	59,057	58,110	57,249	50,007
Total Operating Expenses	27,841	121,898	122,370	114,134	85,884
	12.3%	*10.5%*	*8.6%*	*8.6%*	*11.1%*
Non-Operating Expenses:					
Depreciation	590	2,221	3,097	5,623	7,124
Amortization	1,051	4,408	5,162	5,772	8,660
Interest Expense	3,140	11,715	4,056	2,938	3,524
IC-DISC Commissions	-	2,833	9,907	5,394	8,182
Income Taxes (Benefits)	(1,265)	(9,058)	9,423	10,791	376
Gain/Loss on Disposal of PPE	-	-	-	87	-
Mergers & Acquisition Fees & Other	1,251	5,321	(251)	3,509	-
Total Non-Operating Expenses	1,305	17,440	31,394	34,370	27,866
	0.6%	*1.5%*	*2.2%*	*2.6%*	*3.6%*
Adjusted EBITDA	**1,305**	**$(17,601)**	**$60,019**	**$68,563**	**$32,909**
Adjusted EBITDA %	*0.6%*	*-1.5%*	*4.2%*	*5.2%*	*4.2%*
Adjusted EBITDA for the 12 months ended June 30, 2023, includes the following costs:					
Excessive International Transportation Costs (Units Sold)		8,241			
Excessive International Transportation Costs (On Hand)		7,100			
Markdown for Arcades Sold		12,156			
Incremental Storage Fees Arcades		4,643			
Consumer Products Inventory Reserve		3,700			
Total		**$35,840**[2]			

1. A reconciliation of Adjusted EBITDA to GAAP Net Income is provided on Exhibit 1.
2. Because of 1-time supply chain issues of $35.8M of 1-time costs created the -$17.6M loss, and if you add back the $35.8M; Adjusted EBITDA would be positive $18.2M for the same period.

15

Quarter Ended 09 - 30 - 2023 Audited As of 06 - 30 - 2023 Audited As of 06 - 30 - 2022 Audited As of 06 - 30 - 2021 Audited As of 06 - 30 - 2020 ASSETS Cash and Equivalents. 1,225 865 1,469 4,028 1,334 Accounts Receivable 93,504 104,939 98,699 111,332 70,881 Inventory 159,432 146,763 249,439 141,661 62,777 Other Current Assets 7,054 8,299 9,373 8,763 9,229 Net PP&E & Operating Lease Right - OF - Use Assets 16,802 18,276 11,644 18,988 20,592 Net Intangible Assets 16,306 17,356 18,764 23,927 29,955 Net Goodwill 89,116 89,116 79,903 79,903 79,647 Total Other Assets 5,151 3,916 3,748 361 2,417 Total Assets 388,590 $389,530 $473,039 $388,963 $276,833 LIABILITIES Accounts Payable & Accrued Expenses 160,707 160,962 209,760 227,887 157302 Line of Credit 125,684 133,281 135,968 53,580 45,561 Other Current Liabilities 16,243 6,996 4,871 10,719 5,396 Non - Current Liabilities 7,224 8,757 13,512 16,475 15,656 Total Liabilities 309,858 309,996 364,111 308,661 223,915 EQUITY 78,732 79,534 108,928 80,302 52,918 Total Liabilities and Equity 388,590 $389,530 $473,039 $388,963 $276,833 ($ in 000’s) Balance Sheet 16

Class A Common Shares Warrants (WAEP: $11.46) Capitalization Table 1 Alliance Entertainment Management owns 81% of outstanding common shares 17 50,930,770 9,919,993 1. Does not include up to 60 million shares of contingent common stock which automatically convert into shares of Class A common in three equal tranches when the price of the Class A common stock reaches $ 20 , $ 30 and $ 50 per share, and under a variety of conditions within 5 , 7 and 10 years . 2. 2 , 204 , 072 Class A common shares are in the public float . 2

BRUCE OGILVIE Executive Chairman Bruce has spent his entire career in the entertainment distribution industry starting with the founding of Abbey Road Distributors in 1980 . Over the next 14 years, Bruce led Abbey Road’s growth to over $ 94 million in sales and successfully sold the business in 1994 . In 1995 , Bruce was awarded E&Y’s Distribution Entrepreneur of the Year Award for his work with Abbey Road . Armed with start - up experience, a successful exit, and street - level distribution knowledge, in 1996 , Bruce was selected by a bank group to turn around the 600 - store chain, Wherehouse Records . Under Bruce’s leadership Wherehouse emerged from bankruptcy within nine months and was sold to Cerberus Capital . Following his success with Wherehouse Records, Bruce bought a one - third interest in Super D in 2001 and assumed the role as CEO, joining with founders Jeff Walker and David Hurwitz . Bruce became the Chairman in 2013 after the merger of Super D and Alliance Entertainment . Tom Finke Director, Chair of Compensation, Audit, and Nominating and Corporate Governance Committees Tom has served as a director of Invesco Ltd . (NYSE : IVZ) since December 3 , 2020 . Mr . Finke served as Chairman of Adara Acquisition Corp . from its inception in August 2020 and as its Chief Executive Officer from June 2022 , in each case until its business combination with Alliance . Prior to joining the Board of Invesco, Mr . Finke was the Chairman and CEO of Barings LLC from 2016 - 2020 , and Chairman and CEO of Babson Capital Management, LLC from 2008 - 2016 . Mr . Finke also served as the Executive Vice President and Chief Investment Officer of MassMutual Life from 2008 - 2011 . Mr . Finke earned a Master of Business Administration degree from Duke University’s Fuqua School of Business in 1991 , and a Bachelor’s of Science degree from the University of Virginia’s McIntire School of Commerce in 1986 . In addition to his distinguished professional career, Mr . Finke is a Trustee of Davidson College, a member of the Board of Visitors of the Fuqua School of Business, Chairman of the Board of Charlotte Center City Partners, a member of the Board of Directors of the National Math & Science Initiative, and a member of the Investment Committee of the Roman Catholic Diocese of Charlotte . Alliance Leadership Team 18 JEFF WALKER Chief Executive Officer, Chief Financial Officer, Director After earning a degree in Economics from UC Irvine, Jeff Walker and David Hurwitz founded the CD Listening Bar in 1990 , a retail music store . A few years later, Jeff and David started wholesaling CDs from the back of the store, beginning the journey to create Super D , a music wholesaler founded in 1995 . In 2001 , Jeff and David Hurwitz sold a third of Super D to Bruce Ogilvie . Over the next decade, Bruce and Jeff continued to grow Super D’s presence in the music wholesaling space, culminating with the acquisition of Alliance Entertainment in 2013 . Upon the closing of the Alliance acquisition, Jeff became the CEO of the combined company . In 2015 , Jeff was awarded E&Y’s Distribution Entrepreneur of the Year award in Orange County . Tom Donaldson Director, Compensation, Audit, and Nominating and Corporate Governance Committees Tom is the Founder and Managing Partner of Blystone & Donaldson , a Charlotte, NC - based investment firm that focuses on middle - market companies . Mr . Donaldson was a director of Adara Acquisition Corp . from its inception in August 2020 through its business combination in February 2023 . Prior to Blystone & Donaldson, Mr . Donaldson served as an executive at Investors Management Corporation (“IMC”) where he focused on investment decisions, managing risk and developing relationships with companies of interest . Prior to IMC, he served as a Partner of Morehead Capital Management, LLC (“Morehead”) before it was merged into IMC in 2016 . Prior to Morehead, he practiced law as an associate and then a Partner at McGuireWoods LLP where he represented private funds and their portfolio companies in corporate governance, structuring and financing transactions and operating businesses in a wide variety of industries . Mr . Donaldson received his Master of Business Administration degree and Juris Doctor degree from Villanova University . He earned his undergraduate degree in Political Science from North Carolina State University . Teri Wielenga Director, Chair of Audit Committee Teri is a senior global finance executive, board director, and advisor with more than 30 years of experience at complex, highly regulated Fortune 500 companies and a Big Four accounting firm . She has led global tax policy and strategy for Gilead Sciences (Nasdaq : GILD) . She currently serves as board director, secretary, treasurer for The Gilead Foundation, and also currently serves as audit committee chair for the Arc Research Institute . Teri managed rapid global growth as the Senior Vice President of Tax for Allergan (NYSE : AGN) . She also previously served as board director, chief financial officer of the Allergan Foundation and served as a board director for multiple Allergan subsidiaries in Ireland, Japan, and Bermuda . Chris Nagelson Director, Compensation, and Nominating and Corporate Governance Committees Chris was the Vice President, DMM for Walmart, Inc . in Bentonville, AR . During that period, he was responsible for providing the strategic direction for the department that delivered market share growth as well as supported the overall corporate strategy . Chris also identified and established key performance indicators to improve team efficiencies and sales strategies and led a broad, cross - functional team in strategic executive - level planning . From June 1997 to February 2005 , Chris was the Divisional Merchandise Manager for American Eagle Outfitters, Inc . , based in Pittsburgh, PA . Senior Management : Board of Directors :

Alliance Strategic Priorities INCREASE MARKET SHARE Expanding its existing product and service offerings and executing its acquisition strategy will drive Alliance’s efforts toward increasing market share. ENHANCE DTC RELATIONSHIPS & CAPABILITIES Alliance’s DTC services are in greater demand as consumer preferences shift and stress retailers' eCommerce and DTC capabilities. Enhancing DTC relationships will grow existing revenue lines and improving capabilities will generate a more attractive overall service offering. EXECUTE ACQUISITION STRATEGY Alliance has a proven track record of successfully acquiring and integrating competitors and complementary businesses. Executive Chairman Bruce Ogilvie and Chief Executive Officer Jeff Walker have acquired over a dozen companies in the last 20 years including Alliance Entertainment, AN Connect, Mecca Electronics, Distribution Solutions, CokeM, and Think3Fold. EXPAND INTO NEW CONSUMER PRODUCTS Leveraging existing relationships, Alliance can expand into new consumer product segments, growing its product offering and providing more to its existing customer base while attracting new customers in the process. TECHNOLOGICAL ADVANCEMENT Alliance will further invest in automating facilities and upgrading proprietary software. 19 EXECUTE NEW EXCLUSIVE LICENSES & DISTRIBUTION AGREEMENTS Continue to focus on acquiring more licenses and exclusive distribution agreements in music, video, gaming, collectibles, and electronics.

Investment Highlights 20 Alliance Entertainment is the leading global entertainment wholesaler, direct - to - consumer distributor and e - commerce provider for the entertainment industry • Proven Management Experience and Equity Ownership. With over 30 years of operations and experience, Alliance management Team has extensive knowledge to lead the Company towards future growth. Management beneficially owns 81% of common shares outstanding. • Significant barriers to entry and market leadership. We are a leader in fulfillment and e - commerce distribution, with over 350,000 SKUs in stock, protected by a focused commitment of service, selection, and technology. Suppliers and retailer customers rely on the Company’s platforms to fuel transaction volume for trusted relationships. • Organic Growth Opportunities. Through the expansion of partnerships with vendors and customers as well as investment in existing facilities, Alliance expects to continue to grow revenue and expand margins. • Proven track record of M&A. Successfully acquired and integrated nine significant businesses since 2003. Significant future consolidation opportunities to drive future growth through the acquisition of complementary businesses and competitors. • Modern technology distribution platform and interface. The Company’s technology platform increases the efficiency of transactions, reduces labor costs, provides great mobile accessibility, and incorporates modern marketing and Fintech tools.

Appendix 21

Exhibit 1

Reconciliation of Adjusted EBITDA to GAAP Net Income

($ in 000's)	Quarter Ended 09-30-2023	06-30-2023	Fiscal Year 06-30-2022	06-30-2021	06-30-2020
Operating Earnings Before Depreciation, Amortization & Arcade Adjustment	**$1,305**	**$(17,964)**	**$60,012**	**$68,548**	**$33,227**
Net Income/(Loss) Per GAAP	**$(3,462)**	**$(35,404)**	**$28,619**	**$34,178**	**$5,361**
Adj. EBITDA Calculation:					
Net Income/Loss per GAAP	(3,462)	(35,404)	28,619	34,178	5,361
Depreciation	590	2,221	3,097	5,623	7,124
Amortization	1,051	4,408	5,162	6,028	8,660
Interest Expense	3,140	11,715	4,056	2,938	3,524
IC-DISC Commissions	-	2,833	9,907	5,394	8,182
Income Taxes (Benefits)	(1,265)	(9,058)	9,423	10,791	376
Gain/Loss Disposal of PPE & FX Currency	-	(3)	7	102	(318)
Mergers & Acquisition Fees	1,251	5,687	(251)	3,509	-
Adjusted EBITDA	**$1,305**	**$(17,601)**	**$60,018**	**$68,564**	**$32,909**
Adjusted EBITDA %		*-1.5%*	*4.2%*	*5.2%*	*4.2%*

Adjusted EBITDA for the 12 months ended June 30, 2023, includes the following costs:	
Excessive International Transportation Costs (Units Sold)	8,241
Excessive International Transportation Costs (On Hand)	7,100
Markdown for Arcades Sold	12,156
Incremental Storage Fees Arcades	4,643
Consumer Products Inventory Reserve	3,700
Total	**35,840** [1]

1. Because of 1-time supply chain issues of $35.8M of 1-time costs created the -$17.6M loss, and if you add back the $35.8M; Adjusted EBITDA would be positive $18.2M for the same period.

22

Quarter Ended 09 - 30 - 2023 Year Ended 06 - 30 - 2023 Year Ended 6 - 30 - 2022 Year Ended 6 - 30 - 2021 Year Ended 6 - 30 - 2020 Cash Flows from Operating Activities Net Income (Loss) $(3,462) $(35,404) $28,496 $34,178 $5,361 Adjustments to Reconcile Net Income Net Cash provided by (Used In) Operating Activities Inventory Write - Down - 10,800 - - - Depreciation of Property and Equipment 590 2,221 3,096 5,623 7,124 Amortization of Intangible Assets 1,051 4,408 5,163 5,772 8,660 Amortization of Deferred Financing Costs (Included in Interest) 42 167 165 334 358 Payment - in - Kind, Interest - - - - - Bad Debt Expense 87 598 496 225 155 Deferred Income Taxes - (8,171) 1,177 1,543 1,286 Stock Based Compensation Expense 1,328 216 - - - Loss on Disposal of Fixed Assets - 3 - 87 - Changes in Assets and Liabilities, Net of Acquisitions Trade Receivables 11,348 (4,626) 12,138 8,053 13,684 Related Party Receivable - 245 1,231 157 (1,633) Inventory (12,669) 99,729 (107,778) (8,617) 35,821 Income Taxes Payable/Receivable (1,233) (1,533) (1,867) 4,453 (1,187) Operating Lease Right - Of - Use Assets 884 3,505 4,299 (817) 3,137 Operating Lease Obligations (971) (3,893) (4,583) 664 (3,284) Other Assets 1,142 5,031 (5,230) 1,980 3,228 Accounts Payable 3,123 (68,950) (16,146) 18,686 (38,761) Accrued Expenses (3,999) (952) (1,980) 2,395 (6,560) Net Cash Provided by (Used in) Operating Activities $(2,739) $3,388 $(83,554) $74,718 $27,391 Exhibit 2 Consolidated Statement of Cash Flows ($ in 000’s ) 23

Exhibit 3 Updates

ALLIANCE ENTERTAINMENT ANNOUNCES CLOSING OF NEW 3-YEAR $120 MILLION SENIOR SECURED CREDIT FACILITY

The Company paid off Bank of America's $150 Million outstanding credit facility and the new credit facility includes a $120 million asset based revolving credit facility (the "Revolver"). The Revolver will bear interest at a rate of the 30-day SOFR plus 4.5%, Borrowings from the facility will primarily be used to retire the existing credit facility, fund working capital needs and provide for general corporate purposes. With the improvements in working capital for 2023 including the lowering of slower turning inventory, the reduction of debt and interest expense, and warehouse and storage costs, the Company determined $120 million was the right size and the Company is well positioned for 2024 with lower inventory and debt.

Alliance Entertainment Featured in 'The Wall Street Resource' Interview

Alliance Entertainment Featured in Media Play News Article

Alliance Doubles Down on Disc Business to Fill Void Left by Ingram Exit

Alliance Entertainment's AMPED Distribution Celebrates 10 Years of Business with Impressive 24 Grammy™ Nominations

Alliance Entertainment's AMPED Distribution Helps Power New Album Launch of K-Pop Band ATEEZ

Alliance Entertainment Announces Partnership with High-end Collectible Sales Channel Grail Game

Alliance Entertainment's AMPED Distribution to Empower Vydia's Expansion into Physical Distribution

Alliance Entertainment Announces Launch of New Publishing Venture – Alliance Entertainment Publications

Alliance Entertainment's Mill Creek Entertainment, Pinnacle Peak Pictures, and Tread Lively Announce Impressive Pre-Sales for THE BLIND Home Entertainment Release

Alliance Entertainment's Mill Creek Entertainment Announces New Home Entertainment Licensing Agreement with The Walt Disney Company

In the multi-year agreement, Distribution Solutions, a division of Alliance Entertainment Holding Corporation, will distribute hundreds of select physical (Blu-ray and DVD) live-action film and television properties from the ABC Signature, 20th Television, Hollywood Pictures, Touchstone Pictures, and 20th Century Studios content libraries.

Link to Alliance Entertainment Press Releases

24